Exhibit T3B.21A

ASSIGNMENT OF MEMBER INTEREST

BROOKFIELD SQUARE PARCEL, LLC

This Assignment of Membership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL Outparcel HoldCo, LLC, a Delaware limited liability company (the “Assignee”) the membership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Brookfield Square Parcel, LLC, a Wisconsin limited liability company (the “Company”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Limited Liability Company Agreement of Brookfield Square Parcel, LLC dated January 20, 2005, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a member of the Company as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as the sole member of the Company, (b) Assignor will cease to be a member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Company as a member of the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL OUTPARCEL HOLDCO, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

SCHEDULE A

100% membership interest in Brookfield Square Parcel, LLC

MODIFICATION NO. ONE TO

LIMITED LIABILITY COMPANY AGREEMENT OF

BROOKFIELD SQUARE PARCEL, LLC

This Modification No. One to Limited Liability Company Agreement of Brookfield Square Parcel, LLC (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL Outparcel HoldCo, LLC, a Delaware limited liability company (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, Brookfield Square Parcel, LLC, a Wisconsin limited liability company (the “Company”) is governed by that certain Limited Liability Company Agreement dated as of January 20, 2005 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Original Member”) has assigned 100% of its beneficial and ownership interests in the Company to Member which constitute the sole outstanding membership in the Company pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, Member desires to amend and modify the Agreement (i) to reflect the Assignment, including recording the Member as the Member of the Company on the books and records of the Company, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Member does hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Member” shall be the Member shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

3.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto.

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Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MEMBER:

CBL OUTPARCEL HOLDCO, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC
its sole member

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

EXHIBIT “B”

To Modification No. One To

Limited Liability Company Agreement Of

Brookfield Square Parcel, LLC

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
CBL Outparcel HoldCo, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	100%	$1,000

EXHIBIT “C”

To Modification No. One To

Limited Liability Company Agreement Of

Brookfield Square Parcel, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:	Deborah F. Bell
Candace Carter
Catherine M. Cook
Victoria Evans
Brad Hendrix
Stanley Hildebrand
Melani LaMar
Elizabeth A. Long
Tracey Nichols
Janet L. Overman
Chris Price
Christine Scott
Charles Sereebutra
John K. Culpepper
Ronald I. Feldman
James D. Henderson
Jennifer Howard